

POWER OF ATTORNEY<br />
 <br />
KNOW ALL PERSONS BY THESE PRESENTS that<br />
THE GOLDMAN SACHS GROUP, INC. (the "Company") does hereby make,<br /> constitute and appoint each of Jamison Yardley,<br />
Jennifer G. Lee and Jess J. Morrison, acting individually,<br /> its true and lawful attorney, to execute and deliver in its<br /> name and on its behalf whether the Company is acting<br /> individually or as representative of others, any and all<br /> filings required to be made by the Company under the<br />
Securities Exchange Act of 1934, (as amended, the "Act"),<br /> with respect to securities which may be deemed to be<br /> beneficially owned by the Company under the Act, giving<br /> and granting unto each said attorney-in-fact power and<br /> authority to act in the premises as fully and to all<br /> intents and purposes as the Company might or could do<br /> if personally present by one of its authorized signatories,<br /> hereby ratifying and confirming all that said attorney-in-fact<br /> shall lawfully do or cause to be done by virtue hereof.<br />
 <br />
THIS POWER OF ATTORNEY shall remain in full force and<br /> effect until the earlier of (i)<br />
April 10, 2022 and (ii) such time that it is revoked<br /> in writing by the Company; provided that in the event<br /> the attorney-in-fact ceases to be an employee of the Company<br /> or its affiliates or ceases to perform the function in<br /> connection with which he/she was appointed attorney-in-fact<br /> prior to such time, this Power of Attorney shall cease<br /> to have effect in relation to such attorney-in-fact upon<br /> such cessation but shall continue in full force and<br /> effect in relation to any remaining attorneys-in-fact.<br />
The Company has the unrestricted right unilaterally to<br /> revoke this Power of Attorney.

This Power of Attorney shall be governed by,<br />
and construed in accordance with, the laws of the State of<br />
New York, without regard to rules of conflicts of law.<br />
 <br />
IN WITNESS WHEREOF, the undersigned has duly subscribed<br />
these presents as of April 16, 2019.<br />
 <br />
 <br />
THE GOLDMAN SACHS GROUP, INC.<br />
 <br />
By:  /s/ Karen P. Seymour   <br />
Name: Karen P. Seymour<br />
Title: Executive Vice President, General Counsel and Secretary<br />